EXHIBIT #3.3  AMENDMENT TO ARTICLES OF INCORPORATION



FILED #C18721-98
DEC 18 2000
In the office of Dean Heller
Dean Heller Secretary of State


                         CERTIFICATE OF AMENDMENT
                                   OF THE
                         ARTICLES OF INCORPORATION
                                     OF
                       BARRINGTON LABORATORIES, INC.

 (Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

         We the undersigned do hereby certify that:

         1. Barrington Laboratories, Inc. (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on August 6, 1998, file number: #18721-1998.

         2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE I and ARTICLE IV and replacing it in its entirety with the following amendments:

         "ARTICLE 1:  The name of the corporation shall be:
         ModernGroove Entertainment, Inc."

         "ARTICLE 6: Authorized Shares:  "Capitalization. (A)
         Common Stock. The Corporation shall have the authority to issue 200,000,000 shares of Common Stock having a par value of $.001.  All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid Common Stock of this Corporation shall not be liable for further call or assessment. The authorized common shares
         shall be issued at the discretion of the Directors."   The
         Corporation shall have the authority to issue and five million shares of Preferred Stock at a par value of $0.001."

         3. This amendment to the Articles of incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

         4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: 4,100,700; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         5. The number of shares voted for such amendments was 3,740,000 (91.2%) and the number voted against such amendment was 0 (0%).

         The undersigned has signed these Articles on December 18, 2000.


                                     /s/ T. J. Jesky
                                     ---------------------------
                                     T. J. Jesky, President